EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. McGUIRE, THOMAS E. MORAN and LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation, to any and all registration statements and amendments thereto that are intended to be filed with the Securities and Exchange Commission for the purpose of registering Eaton Corporation’s common shares and/or participation interests issuable or issued in connection with the following employee benefit or corporation plans:

Eaton Puerto Rico Retirement Savings Plan

Eaton Personal Investment Plan

Eaton Savings Plan

giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2012.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 22nd day of February, 2012.

/s/ Alexander M. Cutler	/s/ Richard H. Fearon
Alexander M. Cutler, Chairman and Chief Executive Officer; President; Principal Executive Officer, Director	Richard H. Fearon, Vice Chairman and Chief Financial and Planning Officer; Principal Financial Officer

/s/Billie K. Rawot	/s/ George S. Barrett
Billie K. Rawot, Senior Vice President and Controller; Principal Accounting Officer	George S. Barrett, Director

/s/ Todd M. Bluedorn	/s/ Christopher M. Connor
Todd M. Bluedorn, Director	Christopher M. Connor, Director

/s/ Michael J. Critelli	/s/ Charles E. Golden
Michael J. Critelli, Director	Charles E. Golden, Director

/s/ Arthur E. Johnson	/s/ Ned C. Lautenbach
Arthur E. Johnson, Director	Ned C. Lautenbach, Director

/s/ Deborah L. McCoy	/s/ Gregory R. Page
Deborah L. McCoy, Director	Gregory R. Page, Director

/s/ Gary L. Tooker
Gary L. Tooker, Director